

PGT, Inc. Third Quarter 2016 Financial Results

November 3, 2016

Forward Looking Statement

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

- Changes in new home starts and home remodeling trends
- The economy in the U.S. generally or in Florida, our primary market
- Raw material prices, especially aluminum
- Integration of acquisitions
- Transportation costs
- Level of indebtedness
- Dependence on our impact-resistant product lines
- Product liability and warranty claims
- Federal and state regulations
- Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and at http://ir.pgtindustries.com/sec.cfm.

Management Presenters

Business Overview



Rod Hershberger
Chief Executive Officer and Chairman of the Board

Market Overview/State of the Business



Jeff Jackson
President and Chief Operating Officer

Financial Results Overview



Brad West
Sr. V.P. and Chief Financial Officer

Business Overview

- Q3 2016 sales of $130M, an increase of 29 percent over Q3 2015, marked the highest quarterly sales in company history.
- Q3 2016 adjusted EBITDA of $24M was highest adjusted EBITDA performance since Q2 2006.
- We took advantage of strong market dynamics, demonstrating our ability to leverage the diversity of our brands. In the third quarter of 2016, we reduced our backlog to $47 million, shortened our lead times, and in the process exceeded our third quarter expectations.
- Repair & Remodeling sales in Q3 2016 showed solid organic growth, up 13% versus Q3 2015.
- Recent strategic acquisitions were a key factor in executing the Company's stated strategy.
  - WinDoor acquisition contributed to growth, adding nearly $14M of sales in Q3 2016.
- Company's market-leading position will allow us to continue to capitalize on growing market demand. Since the market turn-around and housing recovery began in 2011, we have seen compounded annual growth of more than:
  - 20% in Sales
  - 29% in Gross Profit, and
  - 43% in Adjusted EBITDA
- Voluntarily pre-paid $4 million of borrowings under our 2016 credit agreement, contributing to lowering net leverage to 3.0 times at end of Q3 2016, from 3.3 times at time of WinDoor closing and refinancing.

Market Overview

- The Company's primary market is Florida which represents approximately 91% of sales.
- As the third largest state in the U.S., the single largest factor for economic improvement in Florida continues to be the recovering housing market.
  - Florida single-family housing starts are up 21% compared to 2015.
  - Florida single-family housing starts have increased in 20 of the last 23 consecutive quarters when compared the same quarter in the prior year.
  - We anticipate 2016 to finish at approximately 75,000 single-family housing starts.
  - Florida's population can support single-family housing starts of 110,000 per year.
- The growth in the housing market in Florida continues to out-pace the rest of the country, due to:
  - Population expansion
  - Job creation
  - Declining unemployment
  - Rational pricing
  - Low interest rates
- We have seen some recent softness in the luxury market, but steady demand continues in the mass-custom market.

State of the Business

- Year-over-year organic growth for Q3 2016 was 15 percent. Organic growth was driven by strong mass-custom market and our ability to reduce lead times.
- The PGT brand had a 4,300 impact-unit shipping day during the quarter, an all-time record of impact units shipped from our Venice assemble facility, compared to normal capacity of 3,800 impact units per day.
- PGTI is a leader in the impact-resistant market, approximately 85 percent of revenues are from impact-resistant products, with both aluminum and vinyl impact-resistant products experiencing solid growth in Q3 2016 compared to last year, including a 66% increase in vinyl WinGuard sales.
- The demand for our energy-efficient products, and insulated glass, continues to drive growth in Florida. Our new Thermal Plastic Spacer (TPS) system, an innovative and cutting-edge technology for producing better quality insulated glass, became fully operational in September. We expect our second TPS system to be fully operational in Q1 2017.
- The construction labor market pressure felt by the Company and its dealer base during 2016 will continue during the fourth quarter.
- Focus remains on the continued integration of the Company's acquisitions, increasing output capabilities to meet growing demand and achieving financial and operational objectives.

Financial Overview

Sales Breakdown By Product Group – Q3 2016

IMPACT PRODUCTS

	Aluminum	Vinyl	Total Impact
Actual	$ 81.5	$ 28.7	$ 110.2
Prior Year	65.5	18.1	83.6
$ Change	$ 16.0	$ 10.6	$ 26.6
% Change	*24.5%*	*58.3%*	*31.9%*

NON-IMPACT PRODUCTS

	Aluminum	Vinyl	Total Non-Impact
Actual	$ 6.5	$ 13.1	$ 19.6
Prior Year	6.5	10.6	17.1
$ Change	$ -	$ 2.5	$ 2.5
% Change	*0.0%*	*23.6%*	*14.7%*

TOTAL

	Aluminum	Vinyl	Total
Actual	$ 88.0	$ 41.8	$ 129.8
Prior Year	$ 72.0	$ 28.7	$ 100.7
% Change	*22.3%*	*45.3%*	*28.9%*

Income Statement

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended	
	October 1, 2016	October 3, 2015
Net sales	$ 129,807	$ 100,668
Cost of sales	88,721	71,247
Gross profit	41,086	29,421
Selling, general and administrative expenses	22,533	16,364
Fair value adjustment to contingent consideration	(3,000)	-
Income from operations	21,553	13,057
Interest expense, net	5,495	2,934
Other expenses, net	-	131
Income before income taxes	16,058	9,992
Income tax expense	5,262	3,646
Net income	$ 10,796	$ 6,346
Basic net income per common share	$ 0.22	$ 0.13
Diluted net income per common share	$ 0.21	$ 0.13
Total reconciling items to adjusted net income	(1,067)	1,532
Adjusted net income	$ 9,729	$ 7,878
Diluted net income per common share - adjusted	$ 0.19	$ 0.16

Balance Sheet

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	October 1, 2016	January 2, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 29,904	$ 61,493
Accounts receivable, net	50,915	31,783
Inventories	30,846	23,053
Prepaid expenses and other current assets	8,226	10,643
Total current assets	119,891	126,972
Property, plant and equipment, net	83,307	71,503
Intangible assets, net	122,701	79,311
Goodwill	107,872	65,635
Other assets, net	1,152	607
Total assets	$ 434,923	$ 344,028
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 32,242	$ 19,578
Current portion of long-term debt	-	1,949
Total current liabilities	32,242	21,527
Long-term debt, less current portion	247,202	188,818
Deferred income taxes, net	26,527	25,894
Other liabilities	1,280	828
Total liabilities	307,251	237,067
Total shareholders' equity	127,672	106,961
Total liabilities and shareholders' equity	$ 434,923	$ 344,028

2016 Outlook

- Fiscal year 2016 outlook for total consolidated sales is between $458 and $460 million.
- Interest expense will increase by approximately $9.5 million in 2016 on an annualized basis, due to the higher debt balance coupled with a higher rate, and an increase in amortization of deferred financing costs and debt discount.
- Property and equipment, as well as amortizable intangible assets related to the WinDoor acquisition are estimated to result in incremental depreciation and amortization of approximately $4.0 million in 2016.
- Incremental interest expense and D&A costs will be spread ratably across the year beginning at the time of the closing of the WinDoor acquisition on February 16th.